Exhibit 10.23

WP PRISM INC.

MANAGEMENT STOCK OPTION PLAN

Adopted November 30, 2007 (the “Effective Date”) and amended and restated on

November 14, 2012

1.    Purpose of the Plan

The purpose of the WP Prism Inc. Management Stock Option Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing certain key employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or its Affiliates and to improve the growth and profitability of the Company.

2.    Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(b) “Board” shall mean the Board of Directors of the Company or any committee appointed by the Board to administer the Plan pursuant to Section 3.

(c) “BOL” shall mean Bausch & Lomb Incorporated, a New York corporation.

(d) “Cause”, when used in connection with the termination of a Participant’s Employment, shall mean, unless otherwise provided in any applicable Stock Option Grant Agreement entered between the Company and the Participant with respect to any Options that may be granted under the Plan, (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury) that has continued after BOL or the Company has provided written notice of such failure and the Participant has not cured such failure within 30 days of the date of such written notice, provided that a failure to meet financial performance expectations shall not, by itself, constitute a failure by the Participant to substantially perform his or her duties; (ii) the Participant’s willful misconduct or gross negligence in the performance of his or her duties for BOL or the Company; (iii) a willful or grossly negligent breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to BOL, the Company or their respective Affiliates; (iv) the commission by the Participant of any felony or other serious crime involving moral turpitude; (v) a material breach of the Participant’s obligations under any agreement entered into between the Participant and the Company or any of its Affiliates, which, if such breach is reasonably susceptible to cure, has continued after BOL or the Company has provided written notice of such breach and the Participant has not cured such failure within 30 days of the date of such written notice; or (vii) a material breach of BOL or the Company’s written policies or procedures that have been communicated to the Participant and that causes material harm to BOL, the Company or their respective Affiliates or their respective business reputations.

(e) “Change in Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Sponsor or its affiliates (as defined in Rule 501(b) of the Securities Act); or (ii) a merger, consolidation or similar transaction where (A) any person or group, other than the Sponsor or its affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of, directly or indirectly, or (B) all Persons who were beneficial owners of the outstanding Shares immediately prior to the transaction will cease to beneficially own, directly or indirectly, more than 50% of the total voting power of the voting stock of the Company, and, in each case, the Sponsor ceases to control the Board.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Commission” shall mean the U.S. Securities and Exchange Commission.

(h) “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

(i) “Committee” shall mean the Board or a committee designated by the Board.

(j) “Company” shall mean WP Prism Inc., a Delaware corporation.

(k) “Confidential Information” shall mean all material information regarding the Company and any of its Affiliates, any Company activity or the activity of any Affiliate, Company business or the business of any Affiliate or Company Customer or the Customers of any Affiliate that is not generally known to persons not employed or retained (as employees or as independent contractors or agents) by the Company, that is not generally disclosed by Company practice or authority to persons not employed by the Company, that does not rise to the level of a Trade Secret and that is the subject of reasonable efforts to keep it confidential. Confidential Information shall, to the extent such information is not a Trade Secret and to the extent material, include, but not be limited to product code, product concepts, production techniques, technical information regarding the Company or Affiliate products or services, production processes and product/service development, operations techniques, product/service formulas, information concerning Company or Affiliate techniques for use and integration of its website and other products/services, current and future development and expansion or contraction plans of the Company or any Affiliate, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of the Company or any Affiliate and certain information concerning the strategy, tactics and financial affairs of the Company or any Affiliate. “Confidential Information” shall not include information that has become generally available to the public, other than information that has become available as a result, directly or indirectly, of the Participant’s failure to comply with any of his or her obligations to the Company or its Affiliates. This definition shall not limit any definition of “confidential information” or any equivalent term under the Uniform Trade Secrets Act or any other state, local or federal law.

(l) “Customer” shall have the meaning ascribed thereto in the Stock Option Grant Agreement.

(m) “Disability” shall mean (i) the inability of a Participant to engage in any substantial gainful activity or (ii) the receipt by the Participant of income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees of BOL or the Company, in each case by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(n) “Eligible Employee” shall mean certain Employees who are key executives of BOL or the Company, and certain Employees, directors, service providers or consultants in each case who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of BOL, the Company or any Affiliate thereof.

(o) “Employment” shall mean employment with BOL, the Company or any Affiliate thereof and shall include the provision of services as a director or consultant for the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) “Exercise Date” shall have the meaning set forth in Section 4.9 herein.

(r) “Exercise Notice” shall have the meaning set forth in Section 4.9 herein.

(s) “Exercise Price” shall mean the price that the Participant must pay under the Option for each Share as determined by the Committee for each Grant and initially specified in the Stock Option Grant Agreement, which shall be no less than the Fair Value of a Share on the Grant Date, subject to any increase or other adjustment that may be made following the Grant Date in accordance with the Plan.

(t) “Fair Value” shall mean, as of any date, (i) prior to the occurrence of a QPO, the value per Share determined pursuant to a valuation made in good faith by the Board and based upon a reasonable valuation method, which reflects the full enterprise value per Share with no minority or liquidity discounts, or (ii) following a QPO, (1) the closing price on such day of a Share as reported on the principal securities exchange on which such Shares are then listed or admitted to trading or (2) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (3) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) reasonably selected by the Board. The Fair Value of a Share as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Shares regularly occurs is closed shall be the Fair Value determined pursuant to the preceding sentence as of the immediately preceding date on which a Share is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a Share shall not be so reported or furnished, the Fair Value shall be determined by the Board in good faith to reflect the fair market value of a Share, which reflects the full enterprise value per Share with no minority or liquidity discounts.

(u) “Follow-On Offering” shall mean the first follow-on public offering following a QPO.

(v) “Good Reason”, when used in connection with the termination of a Participant’s Employment, shall mean, unless otherwise provided in any applicable Stock Option Grant Agreement entered between the Company and the Participant with respect to any Options that may be granted under the Plan, the occurrence of the following without the Participant’s consent (i) a material diminution in the Participant’s duties and responsibilities as of the date of the Participant’s first acquisition of Shares pursuant to a subscription agreement, other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control or (ii) a relocation of the Participant’s primary work location more than 50 miles; provided that, within thirty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to BOL and the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and BOL or the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice.

(w) “Grant” shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

(x) “Grant Date” shall mean the Grant Date as defined in Section 4.2 herein.

(y) “IRR” shall mean the internal rate of return upon a Specified Event, measured as follows: (i) in the event of a Change in Control, the cash or value of marketable securities (as determined by the Board in good faith) actually received by the Sponsor in exchange for its Shares in connection with such Change in Control and calculated as a percentage return on the Sponsor’s aggregate investment amount, provided that once the Sponsor has disposed of at least 80% of its initial Shares, IRR shall be determined solely with respect to the pro-rata amount disposed of by the Sponsor in the Change in Control or any subsequent transaction in which the 80% threshold is achieved versus the same pro-rata portion of the Sponsor’s aggregate investment; or (ii) in the event of a QPO or a Follow-On Offering, the value of the Sponsor’s Shares immediately following the QPO or Follow-On Offering, plus all cash or property received by the Sponsor in connection with the QPO or Follow-On Offering, calculated as a percentage return on the Sponsor’s aggregate investment.

(z) “Non-Qualified Stock Option” shall mean an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Option” shall mean the option to purchase Shares granted to any Participant under the Plan. Each Option granted under the Plan shall be a Non-Qualified Stock Option.

(bb) “Participant” shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(cc) “Performance-Based Option” shall have the meaning set forth in Section 4.3.2.

(dd) “Permitted Transferee” shall have the meaning set forth in Section 4.6.

(ee) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(ff) “Public Market” shall be deemed to exist for purposes of the Plan if any securities of the Company or its Affiliates are registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such securities in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(gg) “Qualified Public Offering” or “QPO” means the first underwritten public offering and sale of equity securities of the Company, BOL or their respective successors for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act with the aggregate net proceeds to the Company, BOL or such successor, as applicable, under such offering or sale, in combination with any previous underwritten public offering or sale of equity securities of the Company, BOL or such successor, as applicable, for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act, in excess of $300,000,000.

(hh) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ii) “Shareholders’ Agreement” shall mean the Employee Shareholders’ Agreement, substantially in the form attached hereto as Exhibit B, or such other shareholders’ agreement as may be entered into between the Company and any Participant.

(jj) “Shares” shall mean the shares of Common Stock, and any shares of the capital stock of the Company issued with respect to such Common Stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

(kk) “Specified Event” shall mean (a) a QPO, (b) a Follow-On Offering or (c) a Change in Control, and if the Sponsor has not disposed of at least 80% of its initial Shares in connection with the Change in Control, any subsequent transaction in which the Sponsor disposes of at least 80% of its initial Shares.

(ll) “Sponsor” means, collectively, Warburg Pincus Private Equity IX, L.P., Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., any successor fund thereto, and their respective Affiliates that are direct or indirect equity investors in the Company (excluding any Participant and each of WP Prism Co-Invest A LLC, WP Prism Co-Invest C LLC, WP Prism Bridge Co-Invest LLC, and WP Prism Co-Invest, L.P.).

(mm) “Stock Option Grant Agreement” shall mean an agreement, substantially in the form which is attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan, provided the Committee may make such changes to the form of Stock Option Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.

(nn) “Time-Based Option” shall have the meaning set forth in Section 4.3.1.

(oo) “Trade Secret” shall mean all secret, proprietary or confidential information regarding the Company (which shall mean and include all of the Company’s subsidiaries and all affiliated companies and joint ventures connected by ownership to the Company at any time) or any Company activity that fits within the definition of “trade secrets” under the Uniform Trade Secrets Act or other applicable law. Without limiting the foregoing or any definition of Trade Secrets, Trade Secrets protected hereunder shall include all source codes and object codes for the Company’s software and all website design information to the extent that such information fits within the Uniform Trade Secrets Act. Nothing in this agreement is intended, or shall be construed, to limit the protections of any applicable law protecting trade secrets or other confidential information. “Trade Secrets” shall not include information that has become generally available to the public, other than information that has become available as a result, directly or indirectly, of your failure to comply with any of your obligations to the Company or its Affiliates. This definition shall not limit any definition of “trade secrets” or any equivalent term under the Uniform Trade Secrets Act or any other state, local or federal law.

(pp) “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(qq) “Vesting Date” shall mean the date an Option becomes exercisable as provided for in Section 4.3 hereof.

3.    Administration of the Plan

The Committee shall administer the Plan. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in the Plan to the Committee shall refer to the Board as applicable. In addition, the Committee, in its discretion, may delegate its authority to grant Options to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine the Eligible

Employees to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of Shares subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.

3.3 Indemnification of the Committee. No member of the Committee nor the Sponsor or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee or is or was a Sponsor or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

3.4 Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Options, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of the Shares pursuant to any Grant pending or to ensure compliance under federal, state or non-U.S. securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of the Shares pursuant to any Grant. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan, the terms of the Shareholders’ Agreement and the terms of any Stock Option Grant Agreement, the terms of the Plan shall govern except as otherwise provided herein.

3.6 Plan Term. The Committee shall not Grant any Options under this Plan on or after the seventh anniversary of the Effective Date. All Options which remain outstanding after such date shall continue to be governed by the Plan.

4.    Options

Subject to adjustment as provided in Section 4.12 hereof, the Committee may grant to Participants Options to purchase up to 15,307,018 Shares. To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the Shares covered by such Option shall again be available for Grant under the Plan.

4.1 Exercise Price. The Exercise Price of any Option granted under the Plan shall be such price as the Board shall determine (provided that such Exercise Price must be at least equal to the Fair Value of a Share on the Grant Date and must be the minimum price otherwise required by applicable law) and which shall be specified in the Stock Option Grant Agreement.

4.2 Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as of the date the Option is granted.

4.3 Vesting and Forfeiture; Company Call Right and Clawback

4.3.1 Time-Based Option.

4.3.1.1 Generally. Unless otherwise specified in a Participant’s Stock Option Grant Agreement or in an effective employment agreement, 50% of each Option granted under the Plan (the “Time-Based Option”) shall vest and become exercisable with respect to twenty percent (20%) of such Option on each of the first five anniversaries of the Grant Date, until 100% of the Time-Based Option is fully vested and exercisable, subject in all cases to the Participant’s continued Employment through the applicable Vesting Date. Unless the Committee provides otherwise, the vesting of the Time-Based Option may be suspended during any leave of absence as may be set forth by Company policy, if any.

4.3.1.2 Vesting on a Change in Control. Unless otherwise specified in a Participant’s Stock Option Grant Agreement, in the event of a Change in Control, (i) for Time-Based Options granted on or before November 9, 2011, 100% of the then outstanding Time-Based Option held by the Participant shall immediately vest and become exercisable as of the date of such Change in Control and (ii) for Time-Based Options granted after November 9, 2011, the then outstanding unvested Time-Based Option held by the Participant shall not vest and become exercisable solely as a result of such Change in Control; provided, however, that, notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, (i) vest all or any portion of a Participant’s unvested Time-Based Option such that it immediately becomes exercisable as of the date of such Change in Control; (ii) provide for the exchange of each such Time-Based Option outstanding immediately prior to such Change in Control for an option on some or all of the property for which the Shares underlying such Time-Based Option are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the options, or the number or kind of consideration or securities or amount of property subject to the options; (iii) provide for the assumption or continuation of some or all of such Time-Based Option or for the grant of new awards in substitution therefor by the acquiror or survivor or an Affiliate of the acquiror or survivor; or (iv) cancel, effective immediately prior to such event, any outstanding Time-Based Option and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying Share, equal to the excess of (1) the value, as determined by the Committee in its sole discretion of securities and/or property (including cash) received by such holders of Shares as a result of such event over (2) the Exercise Price of such Time-Based Option.

4.3.2 Performance-Based Option. Unless otherwise specified in a Participant’s Stock Option Grant Agreement or in an effective employment agreement, 50% of each Option granted under the Plan (the “Performance-Based Option”) shall vest and become exercisable only upon a Specified Event in which the Sponsor achieves a minimum IRR, as set forth in this Section 4.3.2, subject to the Participant’s continued Employment with the Company up to and through the effective date of a Specified Event: (A) 33.33% of the Performance-Based Option will vest and become exercisable if the Sponsor realizes an IRR of at least 20% as of (and taking into account) the Specified Event, (B) 66.66% of the Performance-Based Option will vest and become exercisable if the Sponsor realizes an IRR of at least 25% as of (and taking into account the Specified Event) and (C) 100% of the Performance-Based Option will vest and become exercisable if the Sponsor realizes an IRR of at least 30% as of (and taking into account) the Specified Event; provided that, solely for purposes of determining vesting of Performance-Based Options employees of the Company who are employees of the Company as of the date of the applicable Specified Event, the Committee shall use straight-line interpolation in determining the percentage of the Performance-Based Option that vests if the IRR that has been achieved is at a level that is in between the IRR thresholds expressly set forth herein. For the avoidance of doubt, the foregoing straight-line interpolation method shall apply only with respect to Performance-Based Options held by Optionees who are employees of the Company at the time of the applicable Specified Event determination; any Performance-Based Options held by Optionees who are not employed by the Company at such time shall not be entitled to the straight-line interpolation set forth in the foregoing proviso and shall instead continue to be subject to “cliff” vesting based on achievement of the IRR thresholds in (A), (B) and (C) above. Except as otherwise provided in a Participant’s Stock Option Grant Agreement, following the earlier of (i) a Change in Control or a subsequent transaction or transactions, in either case, as a result of which the Sponsor has disposed of at least 80% of its initial Shares, and (ii) a Follow-On Offering, any Performance-Based Option that has not vested and become exercisable upon such Specified Event shall be forfeited.

4.3.3 Forfeiture. All unvested Options will be immediately canceled and forfeited upon the occurrence of either of the following: (i) any termination of a Participant’s Employment or (ii) a Participant’s (A) violation of any non-solicitation and non-competition covenants or (B) material violation of the non-disclosure of Confidential Information covenants set forth in the applicable Stock Option Grant Agreement. Notwithstanding the foregoing, upon a termination of a Participant’s Employment by the Company without Cause or by the Participant for Good Reason, such Participant’s Performance-Based Options shall remain eligible for vesting in accordance with Section 4.3.2 or in accordance with such Participant’s Stock Option Grant Agreement with respect to Specified Events that occur during the 6-month period following the date of such Participant’s termination of Employment.

4.3.4 Company Call Right. Prior to a QPO, Shares issued pursuant to Options granted under the Plan shall be subject to a right of the Company (or its designated Transferee) to repurchase all or any portion of the Shares on terms and conditions as set forth in the applicable Shareholders’ Agreement.

4.3.5 Clawback. Following a QPO, in the event Participant (i) violates any non-solicitation or non-competition covenants or (ii) prior to the second anniversary of the termination of such Participant’s Employment, materially violates any of the non-disclosure of Confidential Information covenants set forth in the applicable Stock Option Grant Agreement, such Participant shall pay to the Company, within fifteen (15) days of such violation, all gains realized upon the sale of any Shares acquired pursuant to the exercise of an Option.

4.4 Expiration of Options. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Stock Option Grant Agreement. With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall, unless otherwise provided in the Participant’s Stock Option Grant Agreement, expire on the earliest of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 30 days after the date the Participant’s Employment is terminated voluntarily other than for Good Reason; (iii) 90 days after the date the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason; (iv) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date for such Option(s). Notwithstanding the foregoing, all Options, whether vested or unvested that have not expired sooner, shall expire on the 10th anniversary of the Grant Date. Any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Stock Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.5 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Stock Option Grant Agreement. Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period (not to exceed 10 years from the Grant Date) for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

4.5 Limitation on Transfer. Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Committee and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (each of (i) and (ii), a “Permitted Transferee”).

4.6 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Stock Option Grant Agreement and the applicable Shareholder’s Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.7 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.8 Exercise of Options. A Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the vested Options by serving an Exercise Notice on the Company as provided in Section 4.9 hereto.

4.9 Method of Exercise. The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Shares with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to a QPO, indicate in writing that the Participant agrees to be bound by the Shareholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.6 hereof) and, prior to a QPO, by the Shareholders’ Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of Shares specified in such Exercise Notice or any method otherwise approved by the Committee. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or Shares if approved by the Committee) that may become due as a result of the exercise of such Option. The Committee may, in its sole discretion, permit the person exercising an Option to make the above-described payments in forms other than cash. In all cases, the Company will permit a Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) to exercise all or any portion of his or her then-exercisable Option through cashless exercise (to satisfy both the exercise price and any applicable withholding taxes), but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

4.10 Shareholders’ Agreement. Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.9 and, prior to a QPO, no Shares shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the applicable Shareholders’ Agreement.

4.11 Amendment of Terms of Options. The Committee may, in its sole discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants’ existing rights under the Plan or such Option without such Participant’s written consent.

4.12 Adjustment Upon Changes in Common Stock.

4.12.1 Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company (including the payment of an extraordinary dividend), the Committee shall make such adjustments to prevent the enlargement or dilution of rights with respect to the number of Shares subject to grant under this Plan, the number of Shares subject to the Options and/or the Exercise Price per Share, in accordance with Section 409A of the Code; provided that in the case of extraordinary dividends, the Company will have the discretion to pay an equivalent cash bonus to the Participants upon vesting of the Options in lieu of adjusting such Options.

4.12.2 Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Shares receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of Shares subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the shareholders of the Company retain their Shares and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

4.12.3 Certain Other Transactions. Except as otherwise provided in a Participant’s Stock Option Grant Agreement, in the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, (a) have the power to provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which the Shares underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the options, or the number or kind of securities or amount of property subject to the options and/or, (b) if appropriate, cancel, effective immediately prior to such event, any outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying Share, equal to the excess of (1) the value, as determined by the Committee in its sole discretion of securities and/or property (including cash) received by such holders of Shares as a result of such event over (2) the Exercise Price, as the Committee may consider appropriate to prevent dilution or enlargement of rights.

4.12.4 Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.12.1 through 4.12.3 hereof, or in the event a Public Market exists for the securities of any Affiliate of the Company, the Committee shall, in its good faith discretion, make such adjustments in the number and kind of shares or securities subject to Options outstanding on the date on which such change occurs and in the per-share Exercise Price of each such Option, as the Committee may consider appropriate, to prevent dilution or enlargement of rights. In such event, references to Shares herein shall be deemed to be a reference to such other kind of shares or securities subject to Options hereunder.

4.12.5 No Other Rights. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights as a holder of Options by reason of (i) any subdivision or consolidation of Shares or any other securities of any class, (ii) the payment of any distribution, any increase or decrease in the number of Shares, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of Shares or shares of any class, or securities convertible into Shares or shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Options or the Exercise Price of such Options.

4.12.6 Tax Requirements. Any adjustments or changes to the Options or Shares pursuant to this Section 4.12 shall be made in accordance with any applicable requirements of Section 409A of the Code and any guidance issued thereunder.

5.    Miscellaneous

5.1 Rights as Shareholders. The Participants shall not have any rights as shareholders with respect to any Shares covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such Shares. Except as otherwise expressly provided in Sections 4.11 and 4.12 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

5.2 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

5.4 Restrictions on Common Stock. The rights and obligations of the Participants with respect to the Shares obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the applicable Shareholders’ Agreement.

5.5 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Sponsor, to:

WP Prism Inc.

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

Attention:         Scott Arenare

                          Sean Carney

Telephone: +1 (212) 878-0600

Fax: +1 (212) 878-9351

Email: notices@warburgpincus.com

With a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

If to the Company, to:

WP Prism Inc.

c/o Bausch & Lomb Incorporated

One Bausch & Lomb Place

Rochester, NY 14604

Attention: General Counsel

With a copy to (which shall not constitute notice) the General Counsel of Bausch

& Lomb Incorporated

With a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

5.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

5.9 Information to Participants. Beginning on the earlier of (i) the date that the aggregate number of Participants in this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) of the Exchange Act and (ii) the date the Company is required to deliver information to Participants pursuant to Rule 701 of the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) of the Exchange Act or is no longer required to deliver information to Participants pursuant to Rule 701 of the Securities Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 of the Securities Act not less frequently than every six (6) months with the financial statements being not more than one hundred eighty (180) days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access such information. The Company may request that Participants agree to keep the information to be provided pursuant to this Section 5.9 confidential. If a Participant does not agree to keep the information to be provided pursuant to this Section 5.9 confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act or Rule 701 of the Securities Act.